Exhibit 99.1

Kohl’s Corporation Reports Financial Results

•	Significantly increased financial flexibility during quarter, ending with $2.0 billion in cash

•	Swift and aggressive actions taken in response to COVID-19 resulted in positive operating cash flow

•	First quarter net sales decrease (43.5%)

•	First quarter diluted loss per share of ($3.50); adjusted diluted loss per share(2) of ($3.20)

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—May 19, 2020— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended May 2, 2020.

	Three Months
($ in millions, except per share data)	2020	2019	Change
Total revenue	$2,428	$4,087	(40.6)%
Net sales(1)	(43.5)%	(3.3)%
Gross margin	17.3%	36.8%	(1,950) bps
Selling, general, and administrative expenses	$1,066	$1,275	(16.4)%
Reported
Net (loss) income	$(541)	$62	(973)%
Diluted (loss) earnings per share	$(3.50)	$0.38	(1,021)%
Non-GAAP(2)
Adjusted net (loss) income	$(495)	$98	(605)%
Adjusted diluted (loss) earnings per share	$(3.20)	$0.61	(625)%

(1)	Not reporting comparable sales due to store closures
(2)	Excludes Impairments, store closing, and other costs

“We entered the year in a strong financial position and our business was tracking to our expectations prior to the onset of the crisis. We immediately responded with actions to protect the health and safety of our associates and customers and to preserve our financial position. I am incredibly proud of how our associates stepped up to face this unprecedented challenge with speed and agility. Our actions to manage cash outflow and increase liquidity have been instrumental in enhancing our position to navigate this crisis, and we believe our history of prudent capital management will continue to serve us well,” said Michelle Gass, Kohl’s chief executive officer.

“We have begun the rebuilding process, recently reopening about 50% of our stores across the country. In doing so, we have taken special care to equip our stores with the latest health and safety measures as we welcome back our associates and customers,” said Gass. “As we look ahead, we know this experience will have a lasting impact to customer behavior and the retail landscape, and we are evolving our strategies to ensure our relevance and to capture market share.”

Actions Taken In Response to COVID-19

As part of the COVID-19 response, the Company has taken the following actions to preserve financial liquidity and financial flexibility:

•	Managed inventory receipts meaningfully lower,

•	Significantly reduced expenses across the business inclusive of marketing, technology, operations and payroll,

•	Decreased planned capital expenditures by approximately $500 million,

•	Suspended share repurchase program,

•	Suspended regular quarterly cash dividend beginning in the second quarter of 2020,

•	Replaced and upsized revolver to $1.5 billion secured facility, and

•	Issued $600 million notes due 2025.

First Quarter 2020 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on May 19, 2020. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at http://corporate.kohls.com/investors/events-and-presentations, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net (loss) income and adjusted diluted (loss) earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net (loss) income and adjusted diluted (loss) earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl’s mobile app. Since its founding, Kohl’s has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	May 2, 2020	May 4, 2019
Net sales	$2,160	$3,821
Other revenue	268	266

Total revenue	2,428	4,087
Cost of merchandise sold	1,787	2,415
Gross margin rate	17.3%	36.8%
Operating expenses:
Selling, general, and administrative	1,066	1,275
As a percent of total revenue	43.9%	31.2%
Depreciation and amortization	227	230
Impairments, store closing, and other costs	66	49

Operating (loss) income	(718)	118
Interest expense, net	58	52

(Loss) income before income taxes	(776)	66
Provision for income taxes	(235)	4

Net (loss) income	$(541)	$62

Average number of shares:
Basic	154	161
Diluted	155	162
(Loss) earnings per share:
Basic	$(3.52)	$0.38
Diluted	$(3.50)	$0.38

ADJUSTED NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	May 2, 2020	May 4, 2019
Net (loss) income
GAAP	$(541)	$62
Impairments, store closing, and other costs	46	36

Adjusted (non-GAAP)	$(495)	$98

Diluted (loss) earnings per share
GAAP	$(3.50)	$0.38
Impairments, store closing, and other costs	0.30	0.23

Adjusted (non-GAAP)	$(3.20)	$0.61

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	May 2, 2020	May 4, 2019
Assets
Current assets:
Cash and cash equivalents	$2,039	$543
Merchandise inventories	3,557	3,680
Income tax receivable	174	15
Other	400	397

Total current assets	6,170	4,635
Property and equipment, net	7,169	7,211
Operating leases	2,373	2,453
Other assets	157	167

Total assets	$15,869	$14,466

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,866	$1,295
Accrued liabilities	1,070	1,184
Income taxes payable	68	40
Current portion of:
Finance leases and financing obligations	124	115
Operating leases	159	158

Total current liabilities	3,287	2,792
Long-term debt	3,449	1,855
Finance leases and financing obligations	1,351	1,225
Operating leases	2,605	2,680
Deferred income taxes	165	233
Other long-term liabilities	222	239
Shareholders’ equity	4,790	5,442

Total liabilities and shareholders’ equity	$15,869	$14,466

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in Millions)	May 2, 2020	May 4, 2019
Operating activities
Net (loss) income	$(541)	$62
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	227	230
Share-based compensation	15	15
Deferred income taxes	(91)	18
Impairments, store closing, and other costs	51	49
Non-cash inventory costs	187	—
Non-cash lease expense	37	37
Other non-cash expenses	5	2
Changes in operating assets and liabilities:
Merchandise inventories	(205)	(202)
Other current and long-term assets	(21)	6
Accounts payable	660	108
Accrued and other long-term liabilities	(98)	(141)
Income taxes	(139)	1
Operating lease liabilities	(34)	(49)

Net cash provided by operating activities	53	136

Investing activities
Acquisition of property and equipment	(162)	(238)

Net cash used in investing activities	(162)	(238)

Financing activities
Proceeds from issuance of debt	2,097	—
Deferred financing costs	(19)	—
Treasury stock purchases	(8)	(121)
Shares withheld for taxes on vested restricted shares	(20)	(25)
Dividends paid	(108)	(108)
Reduction of long-term borrowings	(497)	(6)
Finance lease and financing obligation payments	(23)	(31)
Proceeds from stock option exercises	—	2
Proceeds from financing obligations	3	—

Net cash provided by (used in) financing activities	1,425	(289)

Net increase (decrease) in cash and cash equivalents	1,316	(391)
Cash and cash equivalents at beginning of period	723	934

Cash and cash equivalents at end of period	$2,039	$543